UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2006

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 27, 2006, the Board of Directors of ICOP Digital, Inc. (the “Company”) approved a temporary adjustment to the per share exercise price of the common stock warrants issued to investors who participated in the Company’s Series A preferred stock financing (the “Series A Warrants”). The exercise price of the Series A Warrants, which are exercisable to purchase up to approximately 178,000 shares of the Company’s common stock at an exercise price of $18.00 per share (as adjusted for the Company’s 1-for-10 reverse stock split effected in March 2005), was changed, from August 25, 2006 until the close of business on September 1, 2006 (the “Repricing Period”), to a per share exercise price of $4.19, equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on August 25, 2006. During the Repricing Period, substantially all of the outstanding Series A Warrants were exercised, resulting in proceeds to the company of approximately $700,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

September 6, 2006	By:	/s/ DAVID C. OWEN
Name: David C. Owen Title: President and Chief Executive Officer